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                                                                    EXHIBIT 23.B

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference to our reserve reports dated as of December 31, 2001, 2000 and 1999, each of which is included in the Annual Report on Form 10-K of El Paso Energy Partners, L.P. for the year ended December 31, 2001. We also consent to the reference to us under the heading of "Experts" in such Annual Report.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/ FREDERIC D. SEWELL
                                           ------------------------------------
                                           Frederic D. Sewell
                                           Chairman, CEO


Dallas, Texas
March 1, 2002